Gross Transaction Value (“GTV”) represents total proceeds from all items sold at the Company’s live on site auctions and online marketplaces. GTV is not a measure of financial performance, liquidity, or revenue, and is not presented in the Company’s consolidated financial statements.

The Company presents both GAAP and non-GAAP measures to provide investors with additional information. Providing these non-GAAP measures along with GAAP measures allows for increased comparability of our ongoing performance from period to period. Non-GAAP financial measures referred to in this news release are labeled as “non-GAAP measure” or designated as such with an asterisk (*). Please see page 9-11 for explanations of why the Company uses these non-GAAP measures and the reconciliation to the most comparable GAAP financial measures.

Exhibit 99.1 – News Release

Ritchie Bros. reports third quarter 2021 results

VANCOUVER, November 4, 2021– Ritchie Bros. Auctioneers Incorporated (NYSE & TSX: RBA, the “Company”, “Ritchie Bros.”, “we”, “us”, or “our”) reported the following results for the three months ended September 30, 2021.

(All figures are presented in U.S. dollars)

Net income attributable to stockholders decreased 29% to $32.3 million, compared to $45.4 million in Q3 2020. Diluted earnings per share (“EPS”) attributable to stockholders decreased 29% to $0.29 per share in Q3 2021 compared to $0.41 per share in Q3 2020. Non-GAAP diluted adjusted EPS attributable to stockholders* decreased 10% to $0.44 per share in Q3 2021 compared to $0.49 per share in Q3 2020.

Beginning in the third quarter of 2021, we updated the calculation of our non-GAAP diluted adjusted EPS attributable to stockholders* to add-back share-based payments expense, all acquisition-related costs, amortization of acquired intangible assets, and gain or loss on disposition of property, plant and equipment. These adjustments have been applied retrospectively to all periods presented.

“We are pleased with the strong momentum in our growth initiatives with the addition of new satellite yard locations globally, the launch of Ritchie List in North America, and cumulative IMS activations increasing 141% compared to last quarter. We are also encouraged by the results from our new go to market sales coverage model that we tested in 2021 and will look to scale these learnings in coming quarters to unlock incremental GTV.” said Ann Fandozzi, CEO of Ritchie Bros.

Fandozzi concluded “Year-on-year comparison masks the underlying strength of our business as the quarterly cadence of 2020 was abnormally impacted by COVID-related disruptions, most notably in the third quarter of 2020. We continue to leverage our Company’s DNA to best service our customers in the face of an extremely tight equipment market in 2021, and note that we have grown GTV at 17% compared to the pre-pandemic baseline of Q3 2019. ”

For the third quarter of 2021 as compared to the third quarter of 2020:

Consolidated results:

●	Total revenue in Q3 2021 decreased 1% to $329.7 million
o	Service revenue in Q3 2021 decreased 4% to $214.2 million
o	Inventory sales revenue in Q3 2021 increased 6% to $115.5 million
●	Total selling, general and administrative expenses (“SG&A”) in Q3 2021 decreased 1% to $108.6 million
●	Operating income in Q3 2021 decreased 20% to $53.6 million
●	Non-GAAP adjusted operating income* decreased 11% in Q3 2021 to $75.1 million
●	Non-GAAP adjusted Earnings Before Interest, Taxes, Depreciation and Amortization* (“EBITDA) in Q3 2021 decreased 9% to $90.6 million
●	Net income in Q3 2021 decreased 29% to $32.4 million
●	Cash provided by operating activities was $304.1 million for the first nine months of 2021
●	Cash on hand at the end of Q3 2021 was $468.4 million, of which $362.6 million was unrestricted

Auctions & Marketplaces segment results:

●	GTV[1] in Q3 2021 decreased 4% to $1.3 billion and decreased 5% when excluding the impact of foreign exchange
o	A&M total revenue in Q3 2021 decreased 1% to $293.8 million
o	Service revenue in Q3 2021 decreased 6% to $178.3 million
o	Inventory sales revenue in Q3 2021 increased 6% to $115.5 million

1 Gross Transaction Value (“GTV”) represents total proceeds from all items sold at the Company’s auctions and online marketplaces. GTV is not a measure of financial performance, liquidity, or revenue, and is not presented in the Company’s consolidated financial statements.

The Company presents both generally accepted accounting principles (“GAAP”) and non-GAAP measures to provide investors with additional information. Providing these non-GAAP measures along with GAAP measures allows for increased comparability of our ongoing performance from period to period. Non-GAAP financial measures referred to in this news release are labeled as “non-GAAP measure” or designated as such with an asterisk (*). Please see pages 13-14 for explanations of why the Company uses these non-GAAP measures and the reconciliation to the most comparable GAAP financial measures.

Ritchie Bros.	1

Other Services segment results:

●	Other Services total revenue in Q3 2021 increased 6% to $35.8 million
o	RBFS revenue in Q3 2021 increased 55% to $11.3 million
o	Rouse revenue of $6.5 million was recognized in Q3 2021, which was its third full quarter since its acquisition on December 8, 2020

In addition, total number of organizations activated on our Business Inventory Management System (“IMS”), a gateway into our marketplace, increased by 141% as compared to Q2 2021.

Other Company development:

●	On September 8, 2021, the Company appointed its Chief Operating Officer, James Kessler, to the additional role of President of the Company.
●	On October 6, 2021, Sharon Driscoll, the Company’s Chief Financial Officer, announced that she intends to retire within two years. As part of an effective succession process, Ms. Driscoll will continue to serve as CFO until her successor has been appointed and will then assume a role as an Executive Vice President serving as an advisor to the Company.
●	On November 2, 2021, the Company completed the acquisition of SmartEquip, an innovative technology platform that supports customers' management of the equipment lifecycle and integrates parts procurement with both original equipment manufacturers and dealers.

Financial Overview

(Unaudited)

(in U.S. $000's, except EPS and percentages)	Three months ended September 30,				Nine months ended September 30,
			% Change				% Change
	2021	2020	2021 over 2020		2021	2020	2021 over 2020
Service revenue:
Commissions	$110,275	$112,762	(2)%		$343,584	$331,711	4%
Fees	103,918	109,917	(5)%		329,387	308,230	7%
Total service revenue	214,193	222,679	(4)%		672,971	639,941	5%
Inventory sales revenue	115,489	108,863	6%		384,627	353,906	9%
Total revenue	329,682	331,542	(1)%		1,057,598	993,847	6%
Costs of services	33,038	39,223	(16)%		108,107	118,026	(8)%
Cost of inventory sold	102,993	96,253	7%		344,763	320,972	7%
Selling, general and administrative expenses	108,578	110,186	(1)%		336,475	309,203	9%
Operating expenses	276,063	264,158	5%		869,960	803,581	8%
Operating income	53,619	67,384	(20)%		187,638	190,266	(1)%
Operating income as a % of total revenue	16.3%	20.3%	(400)	bps	17.7%	19.1%	(140)	bps
Non-GAAP adjusted operating income*	75,055	84,588	(11)%		239,563	225,454	6%
Net income attributable to stockholders	32,336	45,387	(29)%		121,273	121,239	0%
Non-GAAP adjusted net income attributable to stockholders*	49,276	54,592	(10)%		159,638	148,266	8%
Diluted EPS attributable to stockholders	$0.29	$0.41	(29)%		$1.09	$1.10	(1)%
Non-GAAP diluted adjusted EPS attributable to stockholders*	$0.44	$0.49	(10)%		$1.43	$1.35	6%
Effective tax rate	28.8%	25.3%	350	bps	26.0%	28.6%	(260)	bps
Total GTV	1,270,258	1,321,379	(4)%		4,072,439	3,962,386	3%
Service GTV	1,154,769	1,212,516	(5)%		3,687,812	3,608,480	2%
Service revenue as a % of total GTV - Rate	16.9%	16.9%	—	bps	16.5%	16.2%	30	bps
Inventory GTV	115,489	108,863	6%		384,627	353,906	9%
Service revenue as a % of total revenue	65.0%	67.2%	(220)	bps	63.6%	64.4%	(80)	bps
Inventory sales revenue as a % of total revenue	35.0%	32.8%	220	bps	36.4%	35.6%	80	bps
Cost of inventory sold as a % of operating expenses	37.3%	36.4%	90	bps	39.6%	39.9%	(30)	bps
Service GTV as a % of total GTV - Mix	90.9%	91.8%	(90)	bps	90.6%	91.1%	(50)	bps
Inventory sales revenue as a % of total GTV - Mix	9.1%	8.2%	90	bps	9.4%	8.9%	50	bps

Ritchie Bros.	2

Segment Overview

(in U.S $000's)	Three months ended September 30, 2021			Nine months ended September 30, 2021
	A&M	Other	Consolidated	A&M	Other	Consolidated
Service revenue	$178,344	35,849	$214,193	$560,573	112,398	$672,971
Inventory sales revenue	115,489	—	115,489	384,627	—	384,627
Total revenue	293,833	35,849	329,682	945,200	112,398	1,057,598
Ancillary and logistical service expenses	—	11,433	11,433	—	38,521	38,521
Other costs of services	19,751	1,854	21,605	63,326	6,260	69,586
Cost of inventory sold	102,993	—	102,993	344,763	—	344,763
SG&A expenses	96,194	12,384	108,578	301,956	34,519	336,475
Segment profit	$74,895	10,178	$85,073	$235,155	33,098	$268,253
Total GTV	1,270,258	N/A	N/A	4,072,439	N/A	N/A
A&M service revenue as a % of total GTV- Rate	14.0%	N/A	N/A	13.8%	N/A	N/A

(in U.S $000's)	Three months ended September 30, 2020			Nine months ended September 30, 2020
	A&M	Other	Consolidated	A&M	Other	Consolidated
Service revenue	$188,949	$33,730	$222,679	$543,340	$96,601	$639,941
Inventory sales revenue	108,863	—	108,863	353,906	—	353,906
Total revenue	297,812	33,730	331,542	897,246	96,601	993,847
Ancillary and logistical service expenses	—	16,550	16,550	—	45,368	45,368
Other costs of services	21,733	940	22,673	69,018	3,640	72,658
Cost of inventory sold	96,253	—	96,253	320,972	—	320,972
SG&A expenses	103,933	6,253	110,186	290,077	19,126	309,203
Segment profit	$75,893	$9,987	$85,880	217,179	28,467	245,646
Total GTV	1,321,379	N/A	N/A	3,962,386	N/A	N/A
A&M service revenue as a % of total GTV- Rate	14.3%	N/A	N/A	13.7%	N/A	N/A

Q3 2021 Consolidated Performance Overview

In response to the COVID-19 pandemic, in March 2020, we transitioned all of our traditional live on site auctions to online bidding utilizing our existing online bidding technology and simultaneously ceased all public attendance at our live auction theaters. Our core online auction channels (IronPlanet.com, GovPlanet.com, Marketplace-E) continued to operate as usual.

Total GTV decreased 4% to $1.3 billion and decreased 5% when excluding the impact of foreign exchange in Q3 2021. GTV volume decreased primarily driven by an unfavourable supply environment across all regions, as well as auction calendar shifts of $34 million from the impact of the COVID-19 pandemic that were shifted from first half of 2020 into Q3 2020 that did not repeat in Q3 2021. These decreases were partially offset by the continued strong price performance experienced across all regions due to high demand for used equipment, predominantly in the construction and transportation sectors. Total GTV decreased in International driven by the auction shifts of (1) Moerdijk, Netherlands, (2) Polotitlan, Mexico and (3) Ocana, Spain auctions in Q3 2020 and lower volumes selling through our online channels driven by unfavourable supply environment, partially offset by positive year-over-year performances in Australia including a new agricultural event. Total GTV also decreased in Canada due to a tight supply market which led to an unfavourable year-over-year performance mainly in our Western region, partially offset by an increased volume from providing escrow services for private brokered transactions in RBFS. Total GTV volumes remained flat in the US despite a large dispersal of $99 million of pipeline construction equipment in a single-owner auction event in New Mexico and Texas, and higher volumes selling through our GovPlanet business from the new non-rolling and rolling stock contracts effective June 1, 2021. Offsetting these increases, the US saw lower supply from our US strategic accounts in the rental and finance sectors which had grown significantly in the prior year.

Total revenue decreased 1% to $329.7 million in Q3 2021, with total service revenue decreasing by 4%, offset by an increase in inventory sales revenue by 6%.

Service revenue decreased 4%, with fees revenue decreasing 5% and commissions revenue decreasing 2%. Fee revenue decreased 5% primarily due to lower fees on mix of lower proportion of small value lots across all regions, and lower fees from our Ancillary services as some sellers have elected to forgo paint or repair services driven by a strong market demand for used equipment and lower unit of volumes in the construction and transportation end markets. These decreases were partially offset by higher fee revenue from the acquisition of Rouse, and the continued growth in RBFS fee revenue. Fees revenue also increased due to the implementation of the revised global buyer fee structure on May 1, 2021 and the re-instatement of fees at the Canadian on-the-farm auctions which were waived in Q3 2020 as part of our COVID-19 pandemic response. Commissions revenue decreased 2%, partly due to the decrease in Service GTV of 5%, offset by higher rates performance in the US attributable to a lower volume of US strategic accounts, and stronger straight commission rate performance in our GovPlanet business driven by favourable mix of contracts.

Ritchie Bros.	3

Inventory sales revenue increased 6% primarily in International, offset by the US and Canada. The improved year-over-year performance in our International region was driven by an increased activity in Australia combined with a new agricultural event. In addition, we saw increased volumes sold through our GovPlanet business as a result of the new non-rolling and rolling stock contracts effective June 1, 2021 and higher volumes due to the government shutdowns in the prior year in response to the COVID-19 pandemic. These increases were partially offset by lower inventory sales revenue in the US from an unfavourable supply environment and the non-repeat of several inventory contracts. Similarly, we saw lower volumes in Canada driven by a tight supply market.

Costs of services decreased 16% to $33.0 million. This decrease was primarily due to lower ancillary and logistical service expenses, in line with the decrease in ancillary fees as some sellers have elected to forgo paint or repair services driven by a strong market demand for used equipment and lower unit of volumes in the construction and transportation end markets. In addition, lower activity in line with lower GTV contributed to cost reductions in inspection and advertising expenses, partially offset by higher costs incurred to support the increased activity in our GovPlanet business and the inclusion of the third full quarter of costs of services from Rouse since acquisition.

Cost of inventory increased 7% to $103.0 million, primarily in line with higher inventory sales revenue. Cost of inventory sold increased at a higher rate than the increase of inventory sales revenue, indicating a slight increase in the revenue rates primarily in our US region.

Selling, general and administrative (“SG&A”) expenses decreased 1% to $108.6 million primarily due to the non-repeat of a prior year one-time $4.3 million severance costs related to the realignment of leadership to support the new global operations organization, and lower share based payments. These decreases were partially offset by higher wages, salaries and benefit expenses driven by higher headcount to support our growth initiatives and an unfavourable impact of foreign exchange fluctuation. We also saw higher building, facilities and technology costs incurred in our GovPlanet business as a result of the new non-rolling and rolling stock contracts effective June 1, 2021 and higher professional fees related to SOX compliance, consulting and legal.

Foreign exchange had a favourable impact on total revenue and an unfavourable impact on expenses. These impacts were primarily due to the fluctuations in the Canadian dollar, Australian dollar, and the Euro exchange rates relative to the U.S. dollar.

Net income attributable to stockholders decreased 29% to $32.3 million primarily related to lower operating income. Non-GAAP adjusted net income attributed to stockholders* decreased 10% to $49.3 million in Q3 2021 compared to $54.6 million in Q3 2020.

Primarily for the same reasons noted above, diluted EPS attributable to stockholders decreased 29% to $0.29 per share for Q3 2021 from $0.41 per share in Q3 2020. Non-GAAP diluted adjusted EPS attributable to stockholders* decreased 10% to $0.44 per share in Q3 2021.

Dividend Information

Quarterly dividend

On November 3, 2021, the Company declared a quarterly cash dividend of $0.25 per common share payable on December 15, 2021 to shareholders of record on November 24, 2021.

Q3 2021 Earnings Conference Call

Ritchie Bros. is hosting a conference call to discuss its financial results for the quarter ended September 30, 2021 at 8am Pacific time / 11am Eastern time / 3pm GMT on November 5, 2021. The replay of the webcast will be available through December 5, 2021.

Conference call and webcast details are available at the following link:

https://investor.ritchiebros.com

Ritchie Bros.	4

About Ritchie Bros.

Established in 1958, Ritchie Bros. (NYSE and TSX: RBA) is a world leader in asset management technologies and disposition of commercial assets. We offer customers end-to-end solutions for buying and selling used heavy equipment, trucks, and other assets. Operating in a number of sectors, including construction, transportation, agriculture, energy, oil and gas, mining, and forestry, the company’s selling channels include: Ritchie Bros. Auctioneers, the world’s largest industrial auctioneer offers live auction events with online bidding; IronPlanet, an online marketplace with featured weekly auctions and providing the exclusive IronClad Assurance® equipment condition certification; Marketplace-E, a controlled marketplace offering multiple price and timing options; Mascus, a leading European online equipment listing service; Rouse, a leader in market intelligence on sales and rental equipment data; and Ritchie Bros. Private Treaty, offering privately negotiated sales. Our suite of multichannel sales solutions also includes RB Asset Solutions, a complete end-to-end asset management and disposition system. We also offer sector-specific solutions including GovPlanet, TruckPlanet, and Kruse Energy Auctioneers, plus equipment financing and leasing through Ritchie Bros. Financial Services. For more information about Ritchie Bros., visit RitchieBros.com.

Forward-looking Statements

This news release contains forward-looking statements and forward-looking information within the meaning of applicable U.S. and Canadian securities legislation (collectively, “forward-looking statements”), including, in particular, statements regarding future financial and operational results, including future auctions and estimated GTV thereof, and growth and value prospects and payment of dividends. Forward-looking statements are statements that are not historical facts and are generally, although not always, identified by words such as “expect”, “plan”, “anticipate”, “project”, “target”, “potential”, “schedule”, “forecast”, “budget”, “estimate”, “intend”, or “believe” and similar expressions or their negative connotations, or statements that events or conditions “will”, “would”, “may”, “could”, “should”, or “might” occur. All such forward-looking statements are based on the opinions and estimates of management as of the date such statements are made. Forward-looking statements necessarily involve assumptions, risks and uncertainties, certain of which are beyond the Company’s control, including the duration and impact of the COVID-19 pandemic on the Company’s operations, the operations of customers, and general economic conditions; the numerous factors that influence the supply of and demand for used equipment; economic and other conditions in local, regional and global sectors; the Company’s ability to successfully integrate acquired companies, and to receive the anticipated benefits of such acquisitions; and the risks and uncertainties set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and the Company’s Form 10-Q for the quarter ended September 30, 2021, which are available on the SEC, SEDAR, and Company websites. The foregoing list is not exhaustive of the factors that may affect the Company’s forward-looking statements. There can be no assurance that forward-looking statements will prove to be accurate, and actual results may differ materially from those expressed in, or implied by, these forward-looking statements. Forward looking statements are made as of the date of this news release and the Company does not undertake any obligation to update the information contained herein unless required by applicable securities legislation. For the reasons set forth above, you should not place undue reliance on forward looking statements.

Ritchie Bros.	5

GTV and Selected Condensed Consolidated Financial Information

GTV and Condensed Consolidated Income Statements – Second Quarter

(Expressed in thousands of United States dollars, except share, per share amounts and percentages)

(Unaudited)

(in U.S. $000's, except EPS)	Three months ended September 30,			Nine months ended September 30,
			% Change			% Change
	2021	2020	2021 over 2020	2021	2020	2020 over 2019
GTV	$1,270,258	$1,321,379	(4)%	$4,072,439	$3,962,386	3%
Revenues:
Service revenues	$214,193	$222,679	(4)%	$672,971	$639,941	5%
Inventory sales revenue	115,489	108,863	6%	384,627	353,906	9%
Total revenues	329,682	331,542	(1)%	1,057,598	993,847	6%
Operating expenses:
Costs of services	33,038	39,223	(16)%	108,107	118,026	(8)%
Cost of inventory sold	102,993	96,253	7%	344,763	320,972	7%
Selling, general and administration expenses	108,578	110,186	(1)%	336,475	309,203	9%
Acquisition-related costs	10,255	—	100%	16,226	—	100%
Depreciation and amortization expenses	21,907	18,436	19%	64,912	55,586	17%
Gain on disposition of property, plant and equipment	(1,068)	(276)	287%	(1,311)	(1,536)	(15)%
Foreign exchange (gain) loss	360	336	7%	788	1,330	(41)%
Total operating expenses	276,063	264,158	5%	869,960	803,581	8%
Operating income	53,619	67,384	(20)%	187,638	190,266	(1)%
Interest expense	(8,807)	(8,737)	1%	(26,620)	(26,801)	(1)%
Other income, net	602	2,280	(74)%	2,800	6,714	(58)%
Income before income taxes	45,414	60,927	(25)%	163,818	170,179	(4)%
Income tax expense	13,057	15,437	(15)%	42,541	48,741	(13)%
Net income	$32,357	$45,490	(29)%	$121,277	$121,438	(0)%
Net income attributable to:
Stockholders	$32,336	$45,387	(29)%	$121,273	$121,239	0%
Non-controlling interests	21	103	(80)%	4	199	(98)%
	$32,357	$45,490	(29)%	$121,277	$121,438	(0)%
Earnings per share attributable to stockholders:
Basic	$0.29	$0.42	(31)%	$1.10	$1.11	(1)%
Diluted	$0.29	$0.41	(29)%	$1.09	$1.10	(1)%
Weighted average number of share outstanding:
Basic	110,410,172	109,018,469	1%	110,233,851	108,887,026	1%
Diluted	111,391,396	110,369,718	1%	111,333,247	110,060,712	1%

Ritchie Bros.	6

Condensed Consolidated Balance Sheets

(Expressed in thousands of United States dollars, except share data)

(Unaudited)

	September 30, 2021	December 31, 2020

Assets
Cash and cash equivalents	$362,612	$278,766
Restricted cash	105,742	28,129
Trade and other receivables	253,715	135,001
Less: allowance for credit losses	(4,138)	(5,467)
Inventory	64,201	86,278
Other current assets	31,796	27,274
Income taxes receivable	11,484	6,797
Total current assets	825,412	556,778

Property, plant and equipment	466,162	492,127
Other non-current assets	149,819	147,608
Intangible assets	285,148	300,948
Goodwill	837,708	840,610
Deferred tax assets	12,100	13,458
Total assets	$2,576,349	$2,351,529

Liabilities and Equity
Auction proceeds payable	$428,555	$214,254
Trade and other payables	228,939	243,786
Income taxes payable	5,033	17,032
Short-term debt	18,481	29,145
Current portion of long-term debt	1,172	10,360
Total current liabilities	682,180	514,577

Long-term debt	632,520	626,288
Other non-current liabilities	153,560	153,000
Deferred tax liabilities	45,732	45,265
Total liabilities	1,513,992	1,339,130

Commitments and Contingencies
Stockholders' equity:
Share capital:
Common stock; no par value, unlimited shares
authorized, issued and outstanding shares:
110,467,596 (December 31, 2020: 109,876,428)	219,609	200,451
Additional paid-in capital	57,595	49,171
Retained earnings	836,759	791,918
Accumulated other comprehensive loss	(52,022)	(34,295)
Stockholders' equity	1,061,941	1,007,245
Non-controlling interest	416	5,154
Total stockholders' equity	1,062,357	1,012,399
Total liabilities and equity	$2,576,349	$2,351,529

Ritchie Bros.	7

Condensed Consolidated Statements of Cash Flows

(Expressed in thousands of United States dollars)

(Unaudited)

Nine months ended September 30,	2021	2020
Cash provided by (used in):
Operating activities:
Net income	$121,277	$121,438
Adjustments for items not affecting cash:
Depreciation and amortization expenses	64,912	55,586
Share-based payments expense	23,306	13,556
Deferred income tax expense	2,228	8,250
Unrealized foreign exchange (gain) loss	(98)	2,049
Gain on disposition of property, plant and equipment	(1,311)	(1,536)
Amortization of debt issuance costs	2,155	2,375
Amortization of right-of-use assets	9,458	9,194
Gain on contingent consideration from equity investment	—	(1,700)
Other, net	2,253	2,427
Net changes in operating assets and liabilities	79,938	53,912
Net cash provided by operating activities	304,118	265,551
Investing activities:
Acquisition of Rouse, net of cash acquired	728	—
Property, plant and equipment additions	(6,984)	(9,865)
Proceeds on disposition of property, plant and equipment	1,667	16,277
Intangible asset additions	(25,601)	(19,886)
Issuance of loans receivable	(2,622)	(2,985)
Repayment of loans receivable	436	355
Distribution from equity investment	—	4,212
Proceeds on contingent consideration from equity investment	—	1,700
Net cash used in investing activities	(32,376)	(10,192)
Financing activities:
Share repurchase	—	(53,170)
Dividends paid to stockholders	(76,144)	(67,639)
Acquisition of remaining interest in NCI	(5,556)	—
Dividends paid to non-controlling interests	(104)	—
Proceeds from exercise of options and share option plans	13,915	40,194
Payment of withholding taxes on issuance of shares	(9,160)	(3,870)
Net increase (decrease) in short-term debt	(9,271)	13,442
Repayment of long-term debt	(5,328)	(11,134)
Debt issue costs	(3,163)	(2,038)
Repayment of finance lease obligations	(8,445)	(6,927)
Net cash used in financing activities	(103,256)	(91,142)
Effect of changes in foreign currency rates on cash, cash equivalents, and restricted cash	(7,027)	5,826
Increase	161,459	170,043
Beginning of period	306,895	420,256
Cash, cash equivalents, and restricted cash, end of period	$468,354	$590,299

Ritchie Bros.	8

Selected Data

(Unaudited)

Total auction metrics

	Three months ended September 30,			Nine months ended September 30,
			% Change			% Change
	2021	2020	2021 over 2020	2021	2020	2021 over 2020
Number of auction sales days	128	120	7%	461	433	6%
Bids per lot sold *	26	25	4%	27	24	13%
Total lots sold *	107,825	142,472	(24)%	372,290	392,234	(5)%

* Management reviews industrial equipment auction metrics excluding GovPlanet; as a result, GovPlanet business metrics are excluded from these metrics

Non-GAAP Measures

This news release references non-GAAP measures. Non-GAAP measures do not have a standardized meaning and are, therefore, unlikely to be comparable to similar measures presented by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation of, or as a substitute for, the financial information prepared and presented in accordance with GAAP. Non-GAAP financial measures referred to in this report are labeled as “non-GAAP measure” or designated as such with an asterisk (*).

Non-GAAP Adjusted Operating Income* Reconciliation

We believe that non-GAAP adjusted operating income* provides useful information about the growth or decline of our operating income for the relevant financial period and eliminates the financial impact of adjusting items we do not consider to be part of our normal operating results.

Non-GAAP adjusting operating income* eliminates the financial impact of adjusting items which are significant recurring and non-recurring items that we do not consider to be part of our normal operating results, such as share-based payments expense, acquisition-related costs, amortization of acquired intangible assets, management reorganization costs, and certain other items, which the Company refers to as ‘adjusting items’.

Beginning in the third quarter of 2021, we updated the calculation of non-GAAP adjusted operating income* to add-back share-based payments expense, all acquisition-related costs (including any share based continuing employment costs recognized in acquisition-related costs), amortization of acquired intangible assets, and gain or loss on disposition of property, plant and equipment. These adjustments have been applied retrospectively to all periods presented.

The following table reconciles non-GAAP adjusted operating income* to operating income, which is the most directly comparable GAAP measure in our consolidated income statements.

	Three months ended September 30,			Nine months ended September 30,
			% Change			% Change
(in U.S. $000's, except percentages)	2021	2020	2021 over 2020	2021	2020	2021 over 2020
Operating income	$53,619	$67,384	(20)%	$187,638	$190,266	(1)%
Share-based payments expense	5,627	8,568	(34)%	16,945	17,329	(2)%
Acquisition-related costs	10,255	—	100%	16,226	—	100%
Amortization of acquired intangible assets	6,622	4,993	33%	20,065	15,476	30%
Gain on disposition of property, plant and equipment	(1,068)	(276)	287%	(1,311)	(1,536)	(15)%
Severance	—	3,919	(100)%	—	3,919	(100)%
Non-GAAP adjusted operating income*	$75,055	$84,588	(11)%	$239,563	$225,454	6%

(1)	Please refer to pages 13-14 for a summary of adjusting items during the three and nine months ended September 30, 2021 and September 30, 2020.
(2)	Non-GAAP adjusted operating income* represents operating income excluding the effects of adjusting items.

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The following table reconciles non-GAAP adjusted operating income* to operating income on a quarterly basis, which is the most directly comparable GAAP measure in our consolidated income statements.

(in U.S. $000's, except percentages)	Q3 2021	Q2 2021	Q1 2021	Q4 2020	Q3 2020	Q2 2020	Q1 2020	Q4 2019	Q3 2019
Operating income	53,619	89,517	44,502	72,894	67,384	88,800	34,082	71,484	40,160
Share-based payments expense	5,627	7,540	3,778	4,553	8,568	6,355	2,406	277	5,660
Acquisition-related costs	10,255	3,049	2,922	6,014	—	—	—	25	45
Amortization of acquired intangible assets	6,622	6,802	6,641	5,622	4,993	4,935	5,548	5,548	5,548
Gain on disposition of property, plant and equipment	(1,068)	(175)	(68)	(23)	(276)	(1,213)	(47)	(36)	(821)
Severance	—	—	—	—	3,919	—	—	—	—
Non-GAAP adjusted operating income*	75,055	106,733	57,775	89,060	84,588	98,877	41,989	77,298	50,592

(1)	Please refer to pages 13-14 for a summary of adjusting items for each quarter presented above.
(2)	Non-GAAP adjusted operating income* represents operating income excluding the effects of adjusting items.

Non-GAAP Adjusted Net Income Attributable to Stockholders* and Non-GAAP Diluted Adjusted EPS Attributable to Stockholders* Reconciliation
The Company believes that non-GAAP adjusted net income attributable to stockholders* provides useful information about the growth or decline of the net income attributable to stockholders for the relevant financial period and eliminates the financial impact of adjusting items the Company does not consider to be part of the normal operating results. Non-GAAP diluted adjusted EPS attributable to stockholders* eliminates the financial impact of adjusting items which are after-tax effects of significant recurring and non-recurring items that the Company does not consider to be part of the normal operating results, such as share-based payments expense, acquisition-related costs, amortization of acquired intangible assets, management reorganization costs, and certain other items, which the Company refers to as ‘adjusting items’.

Beginning in the third quarter of 2021, the Company updated the calculation of non-GAAP diluted adjusted EPS attributable to stockholders* to add-back share-based payments expense and all acquisition-related costs (including any share based continuing employment costs recognized in acquisition-related costs), amortization of acquired intangible assets, and gain or loss on disposition of property, plant and equipment. These adjustments have been applied retrospectively to all periods presented.

The following table reconciles non-GAAP adjusted net income attributable to stockholders* and non-GAAP diluted adjusted EPS attributable to stockholders* to net income attributable to stockholders and diluted EPS attributable to stockholders, which are the most directly comparable GAAP measures in the consolidated income statements.

(in U.S. $000's, except share and per share data, and percentages)	Three months ended September 30,			Nine months ended September 30,
			% Change			% Change
	2021	2020	2021 over 2020	2021	2020	2021 over 2020
Net income attributable to stockholders	$32,336	$45,387	(29)%	$121,273	$121,239	0%
Share-based payments expense	5,627	8,568	(34)%	16,945	17,329	(2)%
Acquisition-related costs	10,255	—	100%	16,226	—	100%
Amortization of acquired intangible assets	6,622	4,993	33%	20,065	15,476	30%
Gain on disposition of property, plant and equipment	(1,068)	(276)	287%	(1,311)	(1,536)	(15)%
Severance	—	3,919	(100)%	—	3,919	(100)%
Related tax effects of the above	(4,496)	(7,999)	(44)%	(13,560)	(14,389)	(6)%
Change in uncertain tax provision - tax effect	—	—	—%	—	6,228	(100)%
Non-GAAP adjusted net income attributable to stockholders*	$49,276	$54,592	(10)%	$159,638	$148,266	8%
Weighted average number of dilutive shares outstanding	111,391,396	110,369,718	1%	111,333,247	110,060,712	1%

Diluted earnings per share attributable to stockholders	$0.29	$0.41	(29)%	$1.09	$1.10	(1)%
Non-GAAP diluted adjusted EPS attributable to Stockholders*	$0.44	$0.49	(10)%	$1.43	$1.35	6%

(1) Please refer to pages 13-14 for a summary of adjusting items for the three and nine months ended September 30, 2021 and September 30, 2020.

(2) Non-GAAP adjusted net income attributable to stockholders* represents net income attributable to stockholders, excluding the effects of adjusting items.

(3) Non-GAAP diluted adjusted EPS attributable to stockholders* is calculated by dividing non-GAAP adjusted net income attributable to stockholders*, net of the effect of dilutive securities, by the weighted average number of dilutive shares outstanding.

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The following table reconciles non-GAAP adjusted net income attributable to stockholders* and non-GAAP diluted adjusted EPS attributable to stockholders* to net income attributable to stockholders and diluted EPS attributable to stockholders on a quarterly basis, which is the most directly comparable GAAP measures in the consolidated income statements.

(in U.S. $000's, except share and per share data,
and percentages)	Q3 2021	Q2 2021	Q1 2021	Q4 2020	Q3 2020	Q2 2020	Q1 2020	Q4 2019	Q3 2019
Net income attributable to stockholders	32,336	60,749	28,188	48,856	45,387	53,043	22,809	51,573	25,266
Share-based payments expense	5,627	7,540	3,778	4,553	8,568	6,355	2,406	277	5,660
Acquisition-related costs	10,255	3,049	2,922	6,014	—	—	—	25	45
Amortization of acquired intangible assets	6,622	6,802	6,641	5,622	4,993	4,935	5,548	5,548	5,548
Gain on disposition of property, plant and equipment	(1,068)	(175)	(68)	(23)	(276)	(1,213)	(47)	(36)	(821)
Severance	—	—	—	—	3,919	—	—	—	—
Related tax effects of the above	(4,496)	(3,598)	(5,466)	(6,154)	(7,999)	(4,068)	(2,322)	(2,846)	(3,299)
Change in uncertain tax provision - tax effect	—	—	—	1,527	—	6,228	—	—	—
Non-GAAP adjusted net income attributable to stockholders*	49,276	74,367	35,995	60,395	54,592	65,280	28,394	54,541	32,399
Weighted average number of dilutive shares outstanding	111,391,396	111,334,184	111,267,392	110,310,984	110,369,718	109,323,343	110,482,837	109,759,123	109,381,173

Diluted earnings per share attributable to stockholders	0.29	0.55	0.25	0.44	0.41	0.49	0.21	0.47	0.23
Non-GAAP diluted adjusted EPS attributable to Stockholders*	0.44	0.67	0.32	0.55	0.49	0.60	0.26	0.50	0.30

(1) Please refer to pages 13-14 for a summary of adjusting items for each quarter presented above.

(2) Non-GAAP adjusted net income attributable to stockholders* represents net income attributable to stockholders, excluding the effects of adjusting items.

(3) Non-GAAP diluted adjusted EPS attributable to stockholders* is calculated by dividing non-GAAP adjusted net income attributable to stockholders*, net of the effect of dilutive securities, by the weighted average number of dilutive shares outstanding.

Non-GAAP Adjusted EBITDA*

The Company believes non-GAAP adjusted EBITDA* provides useful information about the growth or decline of our net income when compared between different financial periods. The Company uses non-GAAP adjusted EBITDA as a key performance measure because we believe it facilitates operating performance comparisons from period to period.

Beginning in the third quarter of 2021, the Company updated the calculation of non-GAAP adjusted EBITDA* to add-back share-based payments expense and all acquisition-related costs (including any share based continuing employment costs recognized in acquisition-related costs), and gain or loss on disposition of property, plant and equipment. These adjustments have been applied retrospectively to all periods presented.

The following table reconciles non-GAAP adjusted EBITDA* to net income, which is the most directly comparable GAAP measure in, or calculated from, our consolidated income statements:

(in U.S. $000's, except percentages)	Three months ended September 30,			Nine months ended September 30,
			% Change			% Change
	2021	2020	2021 over 2020	2021	2020	2021 over 2020
Net income	$32,357	$45,490	(29)%	$121,277	$121,438	(0)%
Add: depreciation and amortization expenses	21,907	18,436	19%	64,912	55,586	17%
Add: interest expense	8,807	8,737	1%	26,620	26,801	(1)%
Less: interest income	(375)	(510)	(26)%	(1,009)	(1,775)	(43)%
Add: income tax expense	13,057	15,437	(15)%	42,541	48,741	(13)%
EBITDA	75,753	87,590	(14)%	254,341	250,791	1%
Share-based payments expense	5,627	8,568	(34)%	16,945	17,329	(2)%
Acquisition-related costs	10,255	—	100%	16,226	—	100%
Gain on disposition of property, plant and equipment	(1,068)	(276)	287%	(1,311)	(1,536)	(15)%
Severance	—	3,919	(100)%	—	3,919	(100)%
Non-GAAP adjusted EBITDA*	$90,567	$99,801	(9)%	$286,201	$270,503	6%

(1)	Please refer to pages 13-14 for a summary of adjusting items during the three and nine months ended September 30, 2021 and September 30, 2020.
(2)	Non-GAAP adjusted EBITDA* is calculated by adding back depreciation and amortization expenses, interest expense, income tax expense, and subtracting interest income from net income, as well as adding back share-based payments expense, acquisition-related costs, and excluding the effects of any non-recurring or unusual adjusting items.

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The following table reconciles non-GAAP adjusted EBITDA* to net income on a quarterly basis, which is the most directly comparable GAAP measures in the consolidated income statements.

(in U.S. $000's, except share and per share data,
and percentages)	Q3 2021	Q2 2021	Q1 2021	Q4 2020	Q3 2020	Q2 2020	Q1 2020	Q4 2019	Q3 2019
Net income	32,357	60,781	28,139	48,920	45,490	53,119	22,829	51,565	25,272
Add: depreciation and amortization expenses	21,907	21,935	21,071	19,335	18,436	17,857	19,293	18,582	17,692
Add: interest expense	8,807	8,867	8,946	8,767	8,737	8,882	9,182	10,254	10,090
Less: interest income	(375)	(332)	(303)	(563)	(510)	(393)	(872)	(1,367)	(517)
Add: income tax expense	13,057	21,065	8,419	16,789	15,437	27,656	5,648	12,823	6,760
EBITDA	75,753	112,316	66,272	93,248	87,590	107,121	56,080	91,857	59,297
Share-based payments expense	5,627	7,540	3,778	4,553	8,568	6,355	2,406	277	5,660
Acquisition-related costs	10,255	3,049	2,922	6,014	—	—	—	25	45
Gain on disposition of property, plant and equipment	(1,068)	(175)	(68)	(23)	(276)	(1,213)	(47)	(36)	(821)
Severance	—	—	—	—	3,919	—	—	—	—
Non-GAAP adjusted EBITDA*	90,567	122,730	72,904	103,792	99,801	112,263	58,439	92,123	64,181

(1)	Please refer to pages 13-14 for a summary of adjusting items for each quarter presented above.
(2)	Non-GAAP adjusted EBITDA* is calculated by adding back depreciation and amortization expenses, interest expense, income tax expense, and subtracting interest income from net income, as well as adding back share-based payments expense, acquisition-related costs, and excluding the effects of any non-recurring or unusual adjusting items.

The following table reconciles non-GAAP adjusted EBITDA* to net income on an annual basis, which is the most directly comparable GAAP measures in the consolidated income statements.

	Year ended December 31,
				% Change
				2020 over	2019 over
(in U.S. $000's, except percentages)	2020	2019	2018	2019	2018
Net income	$170,358	149,140	121,506	14%	23%
Add: depreciation and amortization expenses	74,921	70,501	66,614	6%	6%
Add: interest expense	35,568	41,277	44,527	(14)%	(7)%
Less: interest income	(2,338)	(3,802)	(2,888)	(39)%	32%
Add: income tax expense	65,530	41,623	31,006	57%	34%
EBITDA	344,039	298,739	260,765	15%	15%
Share-based payments expense	21,882	16,405	23,089	33%	(29)%
Acquisition-related costs	6,014	777	5,093	674%	(85)%
Gain on disposition of property, plant and equipment	(1,559)	(1,107)	(2,731)	41%	(59)%
Severance	3,919	—	—	100%	—%
IronPlanet reorganization costs			1,501	—%	(100)%
Gain on sale of equity accounted for investment	—	—	(4,935)	—%	(100)%
Non-GAAP adjusted EBITDA*	$374,295	314,814	282,782	19%	11%

(1)	Please refer to pages 13-14 for a summary of adjusting items for each year presented above.
(2)	Non-GAAP adjusted EBITDA* is calculated by adding back depreciation and amortization expenses, interest expense, income tax expense, and subtracting interest income from net income, as well as adding back share-based payments expense, acquisition-related costs, and excluding the effects of any non-recurring or unusual adjusting items.

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Adjusting Items Non-GAAP Measures

Beginning of third quarter of 2021, the Company has begun adjusting for the following items that we do not consider to be part of our normal operating results. These have been applied retrospectively to all periods presented. The following describes the nature of these adjusting items recognized in each period.

●	Share-based payments expense - includes stock option compensation expense, and compensation expense for equity classified share units, liability classified share units, and employer contributions related to our employee share purchase plan.
●	Amortization of acquired intangible assets – includes amortization of all intangible assets acquired primarily from the acquisitions of IronPlanet, Rouse and Mascus.
●	Gain or loss on disposition of property, plant and equipment – includes any gain or loss recognized for the difference between the sales proceeds and the carrying amount of the disposed property, plant and equipment.

The following are additional adjusting items by quarter which the Company does not consider to be part of its normal operating results.

Additional adjusting items by quarter were:

Recognized in the third quarter of 2021

●	$10.3 million ($8.3 million after tax, or $0.07 per diluted share) of acquisition-related costs related to the acquisitions of Rouse, Euro Auctions and SmartEquip.

Recognized in the second quarter of 2021

●	There were no adjusting items recognized in the second quarter of 2021.

Recognized in the first quarter of 2021

●	There were no adjusting items recognized in the first quarter of 2021.

Recognized in the fourth quarter of 2020

●	$5.2 million ($3.9 million after tax, or $0.04 per diluted share) of acquisition-related costs related to the acquisition of Rouse.
●	$1.5 million ($0.01 per diluted share) of current income tax expense recognized related to an unfavourable adjustment to reflect final regulations published in Q2 2020 regarding hybrid financing arrangements.

Recognized in the third quarter of 2020

●	$4.3 million ($3.2 million after tax, or $0.03 per diluted share) of severance costs related to the realignment of leadership to support the new global operations organization, in line with strategic growth priorities led by the new CEO, of which $364,000 has been retrospectively recognized within share-based payments expense as an adjusting item.

Recognized in the second quarter of 2020

●	$6.2 million ($0.06 per diluted share) tax expense related to an unfavourable adjustment to reflect final regulations published regarding hybrid financing arrangements, of which $0.8 million relates to current income tax expense.

Recognized in the first quarter of 2020

●	There were no adjusting items recognized in the first quarter of 2020.

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Recognized in the fourth quarter of 2019

●	$4.1 million ($3.4 million after tax, or $0.03 per diluted share) in share-based payment expense recovery related to the departure of our former CEO, which has been included in share-based payments expense adjusting item retrospectively.

Recognized in the third quarter of 2019

●	There were no adjusting items recognized in the third quarter of 2019.

Recognized in the second quarter of 2019

●
● There were no adjustment items recognized in the second quarter of 2019.

Recognized in the first quarter of 2019

● There were no adjustment items recognized in the first quarter of 2019.

Recognized in the fourth quarter of 2018

● There were no adjustment items recognized in the fourth quarter of 2018.

Recognized in the third quarter of 2018

●	$1.5 million ($1.1 million after tax, or $0.01 per diluted share) of severance and retention costs in a corporate reorganization that followed the IronPlanet acquisition;
●	$4.9 million ($4.9 million after tax, or $0.04 per diluted share) due to gain on sale of an equity accounted for investment.

Recognized in the second quarter of 2018

● There were no adjustment items recognized in the second quarter of 2018.

Recognized in the first quarter of 2018

● There were no adjustment items recognized in the first quarter of 2018.

For further information, please contact:

Sameer Rathod | Vice President, Investor Relations and Market Intelligence

Phone: 1.510.381.7584 | Email: srathod@ritchiebros.com

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